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                                                                   Exhibit 10.13

                                 [TRANSLATION]

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                       AGREEMENT TO PURCHASE RAW MATERIALS
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BETWEEN

SOPLARIL S.A., a joint stock corporation with a share capital of
(Euro)7,500,000, whose head office is situated at 1, rue de l'Union - 92500 Rueil-Malmaison - FRANCE, registered in the Corporate and Commercial Register under the number RCS NANTERRE B 542 015 904,

herein represented by Mr. Jean-Michel KLEINE, in his capacity as Chairman of the Board of Directors hereinafter collectively referred to as "SOPLARIL"

PECHINEY EMBALLAGE FLEXIBLE EUROPE, a joint stock corporation with a share capital of (Euro)49,782,300, whose head office is situated at 1, rue de l'Union, 92500 Rueil-Malmaison - FRANCE, registered in the Corporate and Commercial Register under the number RCS NANTERRE B 389 703 844, herein represented by Mr. Jean-Michel KLEINE, in his capacity as Chairman of the Board of Directors hereinafter referred to as "PEFE"

and hereinafter collectively referred to as "PSFE"

                                                         Party of the First Part
AND

PECHINEY RHENALU, a French corporation with a share capital of
(Euro)123,547,875, whose head office is situated at 7 place du Chancelier Adenauer, 75116 Paris, France, represented by Mr. Pierre Labat, in his capacity as Director, Commercial and Marketing Operations

PECHINEY EUROFOIL LUXEMBOURG, a joint stock corporation with a share capital of
(Euro)41,000,000, whose head office is situated in the Riedgen Industrial Zone, P.O. Box 91, 3401 Dudelange - Luxembourg, registered in the Corporate and Commercial Register under the number B 19358 and herein represented by Mr. Pierre Labat, in his capacity as Director, Commercial and Marketing Operations;

PECHINEY EUROFOIL BELGIQUE S.A., a Belgian corporation with a share capital of
(Euro)20,000,000, whose head office is situated at Rue Sompre 52, B-4400 Flemalle, Belgium, herein represented by Mr. Pierre Labat, in his capacity as Director, Commercial and Marketing Operations hereinafter collectively referred to as the "Supplier"

                                                        Party of the Second Part

Hereinafter collectively referred to as the "Parties" or, individually, as a "Party".


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                                 [TRANSLATION]

SECTION 1 - PURPOSE OF THE AGREEMENT

The purpose of this agreement is to define the terms and conditions pursuant to which PSFE shall purchase from the Supplier, who agrees to sell to PSFE, the products specified in Schedule 1 (hereinafter referred to as the "Products").

SECTION 2 - ACKNOWLEDGMENT OF RECEIPT

The Order shall be deemed final when PSFE receives a dated and signed acknowledgment from the Supplier without additions or deletions.

SECTION 3 - PRODUCT CONFORMITY

The Supplier shall deliver Products that conform to the technical specifications agreed between the Parities in quantities that correspond to the purchase order.

     3.1  QUALITY

     The Purchase of the Products shall be conditional upon the Supplier maintaining a technical quality and service that satisfies PSFE's needs.

     The Supplier agrees to comply fully with the technical specification(s) of the Products to which the order pertains in accordance with the book of specifications signed between the PSFE and Pechiney Rhenalu - Pechiney Eurofoil sites.

     If a deficiency of any kind in the supply (e.g., conformity with the technical specifications, performance of the product, quality of the packaging, etc.) could influence the quality of the product manufactured by PSFE and more generally the quality of the products and/or services that PSFE offers its customers, PSFE may request the Supplier to provide PSFE with evidence that it exercises adequate control over the quality of the supply, from the purchase of raw materials to delivery.

     In the event of disagreements as to the quality, an expert report may be sought from a laboratory approved by the Parties, the results of which report shall be considered definitive. The cost of the report shall be borne by the Party in the wrong.

     If the Supplier proves not to have complied with the contractual specifications, the Supplier agrees to take back the merchandise at its own risk and expense within fifteen business days of the discovery of the non-conformance, and shall not claim any compensation or indemnity from PSFE.

     If the Supplier's Products prove to have a latent defect, the Supplier shall assume the costs incurred as a result of such latent defect in accordance with Articles 1641 to 1648 of the Civil Code.

     Such incurred costs may include, for example, materials and machine time lost as a result of a defect in the Supplier's Product.


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                                 [TRANSLATION]

     3.2  QUANTITY

     Within a maximum of 72 hours following the date and time of delivery, PSFE shall ensure that the quantity of Products delivered corresponds to the purchase order.

SECTION 4 - SHIPPING AND PACKING

Deliveries shall be made to the address indicated on the order. The Products shall bear a label with the order reference (in particular the number). Waybills shall bear the same references. A notice of shipment shall be prepared in duplicate for each shipment indicating:

     -    The order reference numbers,
     -    The mode of shipment,
     -    The destination warehouse,
     -    The description of the merchandise shipped and its weight.

The first copy shall be mailed to the address indicated on the order, the second copy shall accompany the merchandise. The packing materials used for the merchandise shall provide effective and adequate protection to fully preserve the quality of the said merchandise until it reaches the delivery destination.

The specific terms of the order shall specify the terms applicable to retail shipments. The packaging, which shall always be provided at the Supplier's expense, shall be adapted to the supplies, the mode of transportation and the delivery destination. The Supplier shall be liable for deterioration or loss due to the inadequacy or deficiency of the packing. The Products shall be shipped at the Supplier's risk and expense; PSFE agrees to indicate any reservations on the CMR consignment note and to notify them to the carrier by letter requiring an acknowledgment of receipt within 48 hours, upon receipt of the merchandise.

SECTION 5 - LEAD TIMES

During the whole term of this agreement, the Supplier warrants that it will be able to accept orders placed on an as-is basis with a lead time of between 6 and 8 weeks.

For orders placed with a shorter lead time than hereinabove mentioned, the Supplier shall indicate within two business days whether or not it accepts or refuses the order on an as-is basis. Failure to respond shall be deemed to constitute acceptance of the order and the lead time requested shall become the contractual lead time for the order.

In an emergency and provided blanks are available and the order does not represent more than ***% of the number of orders, the Supplier agrees on a lead time of 6 weeks.

The Supplier agrees to a lead time of 6 weeks for the replacement of a non-conforming product.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                 [TRANSLATION]

SECTION 6 - WARRANTY WITH RESPECT TO LEAD TIMES

The delivery shall take place at the agreed date with a maximum variance of four
(4) days in advance of the agreed date. In the event of delivery outside this period, PSFE reserves the right to refuse the delivery.

SECTION 7 - RECEPTION

The reception of the Products shall take place on the premises of PSFE, notwithstanding any prior provisional reception.

SECTION 8 - PRIOR NOTICE OF ORDER CANCELLATION

PSFE shall be entitled to cancel orders placed provided it does so at least 5 weeks before the delivery date. Naturally, PSFE should only avail itself of this possibility in exceptional circumstances. A request for cancellation on shorter notice shall be accepted at the discretion of the Supplier.

SECTION 9 - CONSIGNMENT INVENTORY

The Supplier shall establish a consignment inventory on the premises designated by PSFE. Products in consignment inventory shall be delivered upon the issuance of orders by PSFE, referenced and in quantities agreed by both Parties.

Consumption shall be invoiced by the Supplier using a statement of withdrawals from inventory submitted by PSFE between the 25th and the 26th of the month of consumption. The payment date shall be 30 days month-end (25th) (internal offset) from the consumption date.

The material shall be considered consumed no later than 2 months following delivery.

The consignment inventory shall represent not more than 15 days of monthly consumption by the PSFE site concerned. The Froges consignment inventory shall be reduced to 0 tonnes in 2003 due to the establishment of a safety stock as part of the supply chain.

SECTION 10 - INVENTORY ON CALL

The Supplier shall establish an on-call stock on its premises. The references kept in the on-call stock shall be indicated by PSFE to the Supplier.

The maximum quantity in the on-call stock shall not exceed *** tonnes and the merchandise kept in the on-call stock shall be automatically shipped two months after the desired availability date.

The payment terms provided for in section 12 shall apply and the payment terms shall be 30 days month-end (25th) (internal offset) from the date of receipt of the invoice.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 [TRANSLATION]

SECTION 11 - INVOICING

All invoices shall specify the order number and the quantity and price of the Products delivered.

All invoices shall show the amount of refundable and non-refundable taxes, the discount terms and, more generally, all mandatory legal or regulatory information as at the date of invoicing.

SECTION 12 - PRICES - TERMS OF PAYMENT

The price list included in Schedule 1 sets the prices of the Products for 2003. It shall be effective as of January 1, 2003 and shall continue in effect for the following *** years, provided that any change in the CPI (consumer price index) of the OECD does not exceed a rate of between *** and ***%. In such case, PSFE and Pechiney Eurofoil would share the increase equally over the following two years, after the first ***%.

Payments shall be made in the currency indicated in the price list.

Payments shall be made upon receipt of the product and the corresponding invoice accepted by our respective responsible departments as follows:

PSFE France:               30 days month-end 25th (internal offset)
PSFE Darmstadt:            14 days date of invoicing less ***%
Spain - Portugal:         105 days, date of invoicing
Italy:                     90 days date of invoicing

If payment is made early, a discount of ***% per thirty (30) business days shall be automatically applied to the amount of invoices paid early in 2003.

If payment is made late, in accordance with Law No. 2001-420 of May 15, 2001 (section 53), a late payment interest rate equal to one and one half times the legal interest rate shall be charged. In the event that invoices are contested, the time shall be interrupted. There shall be no other compensation for late payments.

SECTION 13 - REVISION CLAUSE

If the technical, economic or social conditions existing at the time this agreement comes into effect change significantly, so that the fairness of this agreement from an economic standpoint is substantially modified and the obligations of one of the parties become in fairness impossible for it to assume, the Parties shall meet to seek a solution that corresponds to the legitimate interests of each of the Parties.

SECTION 14 - HEALTH AND SAFETY

The Supplier warrants that the Products that are the object of this Agreement are all equipped with all the regulation safety devices that are customarily used in the trade. The Supplier shall take the initiative of suggesting additional safety devices for the Products.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 [TRANSLATION]

SECTION 15 - WARRANTY

Independently of the legal warranties and regardless of the causes of any defect, the Supplier warrants the Products for at least twelve (12) months against any latent or apparent defect, starting on the date of their delivery.

The Supplier shall be bound to restore the Products to conformity with the contractual specifications and performances as soon as possible and at its sole expense, including the cost of parts, transportation, labour and adjustments.

Any repair, complete or partial replacement and/or any supply under the warranty shall be accompanied with another warranty of the Supplier for a period of twelve (12) months starting on the date of the repair, replacement or supply of the defective Product.

SECTION 16 - LIABILITY AND INSURANCE

16.1 The Supplier and any subcontractor whose assistance the Supplier seeks for the performance of its obligations agree to purchase general liability insurance covering the monetary amount of any bodily or property damage which could be sustained by PSFE as a result of or on the occasion of the performance of the obligations that are the object of the agreement, for an amount of twenty million Euros (Euro20,000,000).

16.2 Such insurance shall be kept in force for the whole duration of the liability, including the contractual warranty period (without limits per claim and per year) and shall be purchased from an insurance company that is known to be solvent.

16.3 A certificate of such company shall be attached to this Agreement. The Supplier agrees to communicate to PSFE a certificate for the insurance purchased by its subcontractors within the fifteen (15) calendar days preceding the involvement of the subcontractors whose services it has decided to retain.

     The Supplier agrees to immediately inform PSFE (within 24 hours of becoming aware of an event that could lead to the suspension or termination of the general liability policy) of any change, non-payment of premium or any event that could reduce the coverage afforded by such policies.

16.4 If, as a result of amendments to the Agreement, PSFE deems that the coverage is no longer sufficient, it shall so inform the Supplier by registered mail with a notice of receipt specifying the new coverage to be provided by the Supplier and its subcontractors.

16.5 The Supplier and its subcontractors shall then, within no more than fifteen
     (15) business days, send an application which must be accepted in writing by PSFE and which shall be attached in the form of a rider to the agreement with the insurer's certificate attached as a schedule thereto.

16.6 These provisions do not constitute a waiver of claims for sums over and above the insured amounts.

                                 [TRANSLATION]

SECTION 17 - TRANSFER OF RISKS AND OF OWNERSHIP

The transfer of risks from the Supplier to PSFE shall take place upon receipt of the Products as described in section 2.

The Products supplied shall remain the property of the Supplier until payment in full of all sums owing to the Supplier.

SECTION 18 - REBATE

A rebate shall be applied at the year-end on total sales. The percentage rebate shall be determined based on the sales volume and is specified in the table attached as Schedule 2.

Furthermore, a monthly productivity rebate shall be paid based on the foil widths ordered as specified in the table attached as Schedule 3.

SECTION 19 - TECHNICAL ASSISTANCE / DUTY TO INFORM

The Supplier shall disclose free of charge to PSFE all qualitative and quantitative information and all commercial and technical information pertaining to the Products.

The Supplier shall make suggestions and recommendations to PSFE with regard to:

         - Standardization
         - Substitution
         - Use
         - Training

in order to improve the overall economic performance of the Products.

The Supplier shall make available to PSFE the necessary material and human resources to permit the certification of the new or existing products for new customers.

The Supplier agrees to notify PSFE as soon as it becomes aware of any incident that could jeopardize the smooth implementation of the agreement, particularly as concerns its sources of supply (financial difficulties, legal changes or cessation of the operations of its suppliers...).

SECTION 20 - CONFIDENTIALITY

The Supplier agrees, on its own behalf and on behalf of its employees (including those who cease to be employed by the Supplier) and its suppliers and subcontractors, to keep confidential all information that comes to its knowledge during the performance of this agreement and for five (5) years following the end of this agreement.



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                                 [TRANSLATION]

SECTION 21 - COMMUNICATIONS AND ADVERTISEMENTS RELATING TO THE SUPPLY

The Supplier may not communicate or advertise in any way the supply of the Products pursuant to the order without the prior consent of PSFE.

SECTION 22 - ASSIGNMENT

This agreement may not be assigned in whole or in part by the Supplier without the prior written consent of the other Party, except to the successor to the Assigning Party or to a corporation that acquires all or substantially all of the capital assets in the manufacturing facility of the Assigning Party or to any affiliate in which the Party or its parent holds at least 50% of the capital directly or indirectly.

For purposes of this agreement, affiliate means any corporation, present or future, in which SOPLARIL or PEFE or their parent corporation(s) hold over 50% of the capital and/or the voting rights directly or indirectly.

SECTION 23 - TERM OF THE AGREEMENT

This agreement has been entered into for a term of *** years. It shall take effect retroactively to January 1, 2003 and, with the exception of the provisions of section 20 relating to confidentiality, shall terminate on December 31, ***, unless it is terminated early as provided for in section 24 hereinbelow.

SECTION 24 - TERMINATION

Any default by either of the Parties to perform any of their obligations hereunder that is not cured within 30 business days following formal notice given by the other Party by registered mail with an acknowledgment of receipt shall entitle the non-defaulting Party to terminate this agreement without further notice, without prejudice to the non-defaulting Party's right to damages, unless the defaulting Party can prove that it was subject to an event of force majeure as indicated in section 25 hereinbelow.

SECTION 25 - FORCE MAJEURE

Each of the contracting Parties, after the Party invoking force majeure has exhausted all the normal recourses available to it to perform its obligations and provided that it has notified the other Party as soon as possible, shall be provisionally released from its obligations under this agreement.

Any unforeseeable and uncontrollable external event that makes it impossible for the Party invoking force majeure to perform its obligations shall constitute an event of force majeure. In any case, a strike at the establishment of the Supplier, its suppliers or its subcontractors shall not be considered to constitute an event of force majeure.

The party invoking force majeure shall notify the other party of the occurrence of an event of force majeure immediately by fax with a confirmation sent by registered mail requesting a notice of receipt within three (3) business days of knowledge of the event.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                 [TRANSLATION]

In all cases of force majeure, the Party invoking force majeure shall have the onus of proving that there is a direct connection between the event of force majeure and the failure of the Party invoking force majeure to perform its obligations, which obligations shall only be suspended to the extent of the event of force majeure.

No event of force majeure that occurs after the contractual times and that exacerbates an unjustified delay shall be taken into consideration.

It is agreed that the Parties shall cooperate in good faith in order to use the most appropriate means to ensure the quickest possible and most efficient resumption by the Party affected by force majeure of the performance of its obligations under this agreement. The end of an event of force majeure shall be confirmed to the other Party on the same conditions and within the same times as applied to its occurrence.

The term of this agreement shall be extended by a duration corresponding to the duration of any application of this force majeure clause.

SECTION 26 - HEADINGS

The invalidity for any reason of any section or subsection of this agreement shall not invalidate any other provision of this document.

SECTION 27 - LITIGATION - APPLICABLE LAW

Any disagreement or claim relating to the validity, interpretation or performance of this agreement which cannot be amicably resolved by the Parties shall be brought before the Tribunal de Commerce in Nanterre, unless otherwise agreed in the order. The agreement shall be governed by French law, excluding any rules pertaining to conflict of laws.

SECTION 28 - FINAL PROVISIONS

The Agreement may only be amended by an instrument in writing signed by the authorized representatives of PSFE and the Supplier.

All of the provisions of the agreement and its schedules, including the book of specifications, shall constitute the entire agreement between the Parties on the matters contemplated therein and shall supersede and cancel all prior written or verbal agreements.

None of the provisions of this agreement shall be deemed to have been set aside, added to or amended by either of the Parties unless an amendment has been signed by both Parties recording a decision to set aside, add to or amend the application of a clause.



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                                 [TRANSLATION]


Done at Rueil Malmaison, in 3 counterparts



SOPLARIL  SA              PECHINEY EMBALLAGE FLEXIBLE EUROPE
JM KLEINE
Date:




PECHINEY RHENALU
P.LABAT
Date:


PECHINEY EUROFOIL LUXEMBOURG
P. LABAT
Date:

PECHINEY EUROFOIL BELGIQUE S.A
P. LABAT
Date: